CH ENERGY GROUP, INC.
Computation of Ratio of Earnings to Fixed Charges               EXHIBIT (12) (i)

                                                                                 2004
                                                              --------------------------------------------
                                                              3 Months          9 Months         12 Months
                                                                Ended             Ended            Ended
                                                              Sept. 30          Sept. 30         Sept. 30
                                                              --------          --------         --------
    Earnings: ($000)
A.      Net Income from Continuing Operations (2)              $ 4,451           $32,936          $44,398
B.      Federal and State Income Tax                             4,391            25,126           33,122
                                                               -------           -------          -------
C.      Earnings before Income Taxes                           $ 8,842           $58,062          $77,520
                                                               =======           =======          =======
D.      Fixed Charges
             Interest on Mortgage Bonds                              0                 0                0
             Interest on Other Long-Term  Debt                   2,696             8,436           11,285
             Other Interest                                        778             4,603            6,657
             Interest Portion of Rents                             250               933            1,207
             Amortization of Premium & Expense on Debt             263               810            1,071
             Preferred Stock Dividends of Central Hudson           449             1,208            1,599
                                                               -------           -------          -------
                            Total Fixed Charges                $ 4,436           $15,990          $21,819
                                                               =======           =======          =======

E.      Total Earnings                                         $13,278           $74,052          $99,339
                                                               =======           =======          =======

    Preferred Dividend Requirements:
F.      Allowance for Preferred Stock Dividends
              Under IRC Sec 247                                $   242           $   727          $   970
G.      Less Allowable Dividend Deduction                          (32)              (96)            (127)
                                                               -------           -------          -------
H.      Net Subject to Gross-up                                    210               631              843
I.      Ratio of Earnings before Income
             Taxes to Net Income (C/A)                           1.987             1.763            1.746
                                                               -------           -------          -------
J.      Preferred Dividend (Pre-tax) (H x I)                       417             1,112            1,472
K.      Plus Allowable Dividend Deduction                           32                96              127
                                                               -------           -------          -------
L.      Preferred Dividend Factor                                  449             1,208            1,599
                                                               =======           =======          =======

M.      Ratio of Earnings to Fixed Charges (E/D)                  2.99              4.63             4.55
                                                               =======           =======          =======

                                                                                  Year Ended December 31,
                                                            -----------------------------------------------------------------

                                                                                           (1)
                                                              2003            2002         2001         2000           1999
                                                            -------         -------      -------      --------       --------
    Earnings: ($000)
A.      Net Income from Continuing Operations (2)           $43,985         $41,281      $50,835      $ 50,973       $ 48,573
B.      Federal and State Income Tax                         30,435          22,294       (3,338)       38,215         28,925
                                                            -------         -------      -------      --------       --------
C.      Earnings before Income Taxes                        $74,420         $63,575      $47,497      $ 89,188       $ 77,498
                                                            =======         =======      =======      ========       ========
D.      Fixed Charges
             Interest on Mortgage Bonds                         570           2,136        5,211        11,342         13,057
             Interest on Other Long-Term  Debt               10,699           9,819       10,446        12,864         11,094
             Other Interest                                   9,828  (3)     11,659       12,837         9,303          5,640
             Interest Portion of Rents                        1,040             749          801           962            993
             Amortization of Premium & Expense on Debt        1,159           1,249        1,350         1,170            993
             Preferred Stock Dividends of Central Hudson      2,259           3,259        3,026         5,556          5,078
                                                            -------         -------      -------      --------       --------
                            Total Fixed Charges             $25,555         $28,871      $33,671      $ 41,197       $ 36,855
                                                            =======         =======      =======      ========       ========

E.      Total Earnings                                      $99,975         $92,446      $81,168      $130,385       $114,353
                                                            =======         =======      =======      ========       ========

    Preferred Dividend Requirements:
F.      Allowance for Preferred Stock Dividends
              Under IRC Sec 247                             $ 1,387  (3)    $ 2,161      $ 3,230      $  3,230       $  3,230
G.      Less Allowable Dividend Deduction                      (127)           (127)        (127)         (127)          (127)
                                                            -------         -------      -------      --------       --------
H.      Net Subject to Gross-up                               1,260           2,034        3,103         3,103          3,103
I.      Ratio of Earnings before Income
             Taxes to Net Income (C/A)                        1.692           1.540        0.934         1.750          1.595
                                                            -------         -------      -------      --------       --------
J.      Preferred Dividend (Pre-tax) (H x I)                  2,132           3,132        2,899         5,429          4,951
K.      Plus Allowable Dividend Deduction                       127             127          127           127            127
                                                            -------         -------      -------      --------       --------
L.      Preferred Dividend Factor                             2,259           3,259        3,026         5,556          5,078
                                                            =======         =======      =======      ========       ========

M.      Ratio of Earnings to Fixed Charges (E/D)               3.91            3.20         2.41          3.16           3.10
                                                            =======         =======      =======      ========       ========

(1) The reduction in the ratio reflects the net effect of regulatory actions in 2001 associated with the sale of Central Hudson's interests in its major generating assets, including the recording of a significant amount of federal investment income tax credits.

(2)   Net Income includes preferred stock dividends of Central Hudson.

(3) Reflects SFAS 150, entitled Accounting for Certain Financial Instruments wth Characteristics of both Liabilities and Equity,reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.